UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

GRYPHON GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

(Name of Person(a) Filing Proxy Statement, if other than the Registrant)

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1

GRYPHON GOLD CORPORATION
611 N. NEVADA STREET
CARSON CITY • NEVADA • USA • 89703

Notice of Annual Meeting of Stockholders

To all Stockholders of Gryphon Gold Corporation:

You are invited to attend the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Gryphon Gold Corporation (the “Company”). The Annual Meeting will be held at the offices of Telesto Nevada, 5490 Longley Lane, Reno, Nevada, USA 89511, beginning August 20, 2010, at 10:30am local time. The purposes of the Annual Meeting are:

1.

The election of the Nominees to the Company’s Board of Directors to serve until the Company’s 2011 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are Nominees for election as Directors: John L. Key, Donald W. Gentry, Marvin K. Kaiser, and Terence J. Cryan;

2.	To ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2011;

3.

To approve the issuance of 1,500,000 shares of common stock of the Company (the “Consideration Shares”) to Gerald W. Baughman and Fabiola Baughman as holders of the 5% $5 million principal amount convertible note of the Company (the “Debtholders”) pursuant to the option consideration agreement between the Company and the Debtholders dated February 5, 2010 (the “Option Consideration Agreement”) subject to the approval of the stockholders of the Company (the “Option Consideration Resolution”); and

4.	Any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed June 22, 2010, as the record date for the Annual Meeting. Only stockholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders as of June 22, 2010, will be available at the Annual Meeting for inspection by any stockholder.

Stockholders will need to register at the Annual Meeting to attend the Annual Meeting. If your shares of common stock are not registered in your name, you will need to bring proof of your ownership of those shares of common stock to the Annual Meeting in order to register. You should ask the broker, bank or other institution that holds your shares of common stock to provide you with a proxy that shows your ownership of shares of common stock of the Company as of June 22, 2010. Please bring that documentation to the Annual Meeting to register.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please sign and return the enclosed proxy promptly. If you decide to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote your shares of common stock in person.

By Order of the Board of Directors,

Lisanna M. Lewis, Secretary
Vancouver, BC, Canada
July 6, 2010

GRYPHON GOLD CORPORATION
611 N. NEVADA STREET
CARSON CITY • NEVADA • USA • 89703

Proxy Statement
for
Annual Meeting of Stockholders

To Be Held August 20, 2010

___________________

Unless the context requires otherwise, references in this statement to “Gryphon Gold,” the “Company,” “we,” “us,” or “our” refer to Gryphon Gold Corporation.

The Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the offices of Telesto Nevada, 5490 Longley Lane, Reno, Nevada, USA 89511, beginning August 20, 2010, at 10:30am local time. We are providing the enclosed proxy materials and form of proxy in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for this Annual Meeting. A notice of the availability of this Proxy Statement, the form or proxy and the Company’s Annual Report to Stockholders will first be mailed to holders of the Company’s voting stock on or about July 6, 2010.

You are invited to attend the Annual Meeting at the above stated time and location. If you plan to attend and your shares of common stock are held in “street name” – in an account with a bank, broker, or other nominee- you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares of common stock by completing and returning the proxy card or, if you hold shares in “street name,” by completing the voting form provided by the broker, bank or other nominee. A returned signed proxy card without an indication of how shares of common stock should be voted will be voted FOR the election of all Directors, FOR the ratification of the Company’s independent registered public accounting firm and FOR the Option Consideration Resolution.

Our corporate bylaws define a quorum as one-third of the voting power of the issued and outstanding voting stock present in person or by proxy. The Company’s Articles of Incorporation do not allow cumulative voting for Directors. The nominees who receive the most votes will be elected. A simple majority of the voting shares present, whether in person or by proxy, is required to ratify the appointment of the Company’s independent registered public accounting firm and approve the Option Consideration Resolution.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a stockholder of record at the close of business on June 22, 2010, and are entitled to vote at the Annual Meeting. This Proxy Statement describes issues on which the Company would like you, as a stockholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Annual Meeting to vote your shares of common stock.

When you sign the proxy card you appoint John Key, Chief Executive Officer to the Company, and Lisanna Lewis, Corporate Controller & Secretary and Treasurer to the Company, your representatives at the Annual Meeting with the power to act jointly or individually. As your representatives, they will vote your shares of common stock at the Annual Meeting (or any adjournments or postponements) as you have instructed them on your proxy card. With proxy voting, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting, just in case your plans change.

If an issue comes up for vote at the Annual Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representative will vote your shares, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the record date?

The Board of Directors has fixed June 22, 2010, as the record date for the Annual Meeting. Only holders of voting stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting.

How many shares are outstanding?

As of June 22, 2010, the Company had 87,935,132 shares of common stock issued and outstanding.

What am I voting on?

You are being asked to vote on the following:

1.

The election of the nominees to the Company’s Board of Directors to serve until the Company’s 2011 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are nominees for election as Directors: Donald W. Gentry, John L. Key, Marvin K. Kaiser, and Terence J. Cryan;

2.	The ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2011;

3.

To approve the issuance of 1,500,000 shares of common stock of the Company (the “Consideration Shares”) to Gerald W. Baughman and Fabiola Baughman as holders of the 5% $5 million principal amount convertible note of the Company (the “Debtholders”) pursuant to the option consideration agreement between the Company and the Debtholders dated February 5, 2010 (the “Option Consideration Agreement”) subject to the approval of the stockholders of the Company (the “Option Consideration Resolution”); and

4.	Any other business that may properly come before the Annual Meeting.

How many votes do I get?

Each share of common stock is entitled to one vote. No cumulative rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted upon.

The Board recommends a vote FOR each of the nominees to the Board, FOR the ratification of the appointment of the Company’s independent registered public accounting firm and FOR the Option Consideration Resolution.

How do I vote?

You have several voting options. You may vote by:

  Completing you proxy card over the internet at the following website: www.envisionreports.com/GYPH;

  Requesting a paper copy of this Proxy Statement and the proxy card, signing and returning the proxy card; or
  Attending the Annual Meeting and voting in person.

If your shares of common stock are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares of common stock held in a “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares of common stock in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares of common stock in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can stockholders vote in person at the Annual Meeting?

The Company will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares of common stock through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Annual Meeting.

What if want a paper copy of these proxy materials?

You can request paper or email copies of this Proxy Statement, the form of proxy and the Annual Report to Stockholders by submitting a request via Internet, telephone or email as follows:

  Internet – Go to www.envisionreports.com/GYPH. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current Annual Meeting materials and submit your preference for email or paper delivery of future Annual Meeting materials.
  Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current Annual Meeting. You can also submit a preference to receive a paper copy for future Annual Meetings.
  Email – Send email to investorvote@computershare.com with “Proxy Materials Gryphon Gold Corporation” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current Annual Meeting materials. You can also state your preference to receive a paper copy for future Annual Meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by

August 6, 2010.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

  Go to www.envisionreports.com/GYPH. Click Cast Your Vote or Request Materials. Follow the instructions to log in and change your vote, prior to 12:00 p.m. on August 19, 2010;
  If you have requested paper or email copies of the form of proxy, signing another proxy with a later date and mailing it to the Company’s Inspector of Elections, at the Company’s principal executive offices, so long as it is received prior to 12:00 p.m., PST, on August 19, 2010;
  Voting in person at the Annual Meeting; or
  Giving written notice to the Company’s Treasurer, Lisanna Lewis, at the address given above, prior to 12:00 p.m., PST on August 19, 2010.

How many votes do you need to hold the Annual Meeting?

To conduct the Annual Meeting, the Company must have a quorum, which means that one-third of outstanding voting shares of the Company as of the record date must be present at the Annual Meeting. Based on 87,935,132 shares of common stock issued and outstanding as of June 22, 2010, 29,018,594 shares of common stock must be present, in person or by proxy, for a quorum to be present at the Annual Meeting.

Your shares will be counted as present at the Annual Meeting if you:

  Submit a properly executed proxy card (even if you do not provide voting instructions); or
  Attend the Annual Meeting and vote in person.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. If a quorum is present, abstentions will not be included in vote totals. Since the Company’s bylaws provide that approval of a proposal at a Annual Meeting of the stockholders is by the affirmative vote of a majority of the voting shares present, in person or by proxy, at a Annual Meeting of the stockholders, a properly executed proxy card marked ABSTAIN with respect to a proposal will have the same effect as voting AGAINST that proposal. However, as described below, election of Directors is by a plurality of the votes cast at the Annual Meeting. A properly executed proxy card marked WITHHELD with respect to the election of Directors will not be voted and will not count FOR any of the Nominees for which the vote was withheld.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding shares of common stock in street name for their customers, are generally required to vote the shares of common stock in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares of common stock on routine matters, but not on non-routine matters. Since the election of Directors under this Proxy Statement is uncontested, the election of Directors is considered a non-routine matter, further the Option Consideration Resolution is a non-routine matter, and, therefore, brokers may not vote shares of common stock held in street name for their customers in relation to these items of business. The ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2010 is considered a routine matter and brokers will be permitted to vote shares of common stock held in street name for their customers.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any shares of common stock represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of Directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast for the election of Directors. Any shares of common stock represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the appointment of the independent registered public accountant or approve the Option Consideration Resolution will have the same effect as a vote against such proposal.

How many votes are needed to elect Directors?

The Nominees for election as Directors at the 2010 Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting. The Nominees with the most votes will be elected. A properly executed proxy card marked WITHHELD with respect to the election of Directors will not be voted and will not count FOR or AGAINST any of the Nominees.

How many votes are needed to ratify the appointment of the independent registered public accountant?

The ratification of the appointment of the independent registered public accountant will be approved if a majority of the voting shares present at the Annual Meeting vote FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as a vote cast AGAINST this proposal.

How many votes are needed to approve the Option Consideration Resolution?

The Option Consideration Resolution will be approved if a majority of the voting shares present at the Annual Meeting vote FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as a vote cast AGAINST this proposal.

Will my shares of common stock be voted if I do not sign and return my Proxy Card?

If your shares of common stock are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares of common stock. See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares of common stock.

If your shares of common stock are registered in your name, and you do not sign and return your proxy card, your shares of common stock will not be voted at the Annual Meeting, unless to attend the Annual Meeting and vote your shares of common stock.

How are votes counted?

Your shares of common stock will be voted as you indicate on your proxy card. If you just sign your proxy card with no further instructions, your shares of common stock will be voted:

  FOR each director nominee for terms expiring in 2011;
  FOR the ratification of the appointment of the independent registered public accountant; and
  FOR the approval of the Option Consideration Resolution.

Voting results will be tabulated and certified by the Inspector of Elections.

Where can I find the voting results of the Annual Meeting?

The Company will publish the final results in a current report filing on Form 8-K with the Securities and Exchange Commission (SEC) within four (4) business days of the Annual Meeting.

Who will pay for the costs of soliciting proxies?

The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the Annual Meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Additionally, the Company may hire a proxy solicitor to help reach the quorum requirement. The Company will pay a reasonable fee in relation to these services. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of the Company’s Common Stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

When are stockholder proposals due for the 2011 Annual Meeting of Stockholders?

In order to be considered for inclusion in next year’s (2011) proxy statement, stockholder proposals must be submitted in writing to the Company’s Treasurer, Lisanna Lewis, at Gryphon Gold Corporation, 711-675 West Hastings Street, Vancouver, BC, V6B 1N2, and received no later than March 9, 2011. Similarly, stockholder proposals not submitted for inclusion in the proxy statement and received after May 21, 2011 will be considered untimely pursuant to Rule 14a-5(e)(2) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

How can I obtain a copy of the 2010 Annual Report on Form 10-K?

The Company’s 2010 Annual Report on Form 10-K, including financial statements is available on the internet at www.envisionreports.com/GYPH or through the SEC’s website at http://www.sec.gov. At the written request of any stockholder who owns shares of common stock on the record date, the Company will provide to such stockholder, without charge, a paper copy of the Company’s 2010 Annual Report on Form 10-K as filed with the SEC, including the financial statements and financial statement schedules but not including exhibits. If requested, the Company will provide copies of the exhibits for a reasonable fee. Requests for additional paper copies of the 2010 Annual Report on Form 10-K should be mailed to:

Gryphon Gold Corporation
711-675 West Hastings Street
Vancouver, BC
V6B 1N2

Attention: Lisanna Lewis, Treasurer

PROPOSAL 1 — ELECTION OF DIRECTORS

GENERAL QUESTIONS

What is the current composition of the Board?

The Company’s current bylaws require the Board of Directors to have at least one (1) and no more than nine (9) Directors. The current Board is composed of four (4) Directors.

Is the Board divided into classes? How long is the term?

No, the Board is not divided into classes. All directors serve one-year terms until their successors are elected and qualified at the next Annual Meeting.

Who is standing for election this year?

The Board of Directors has nominated the following four (4) current Directors for election at the 2010 Annual Meeting, to hold office until the 2011 Annual Meeting:

  John L. Key;
  Donald W. Gentry;
  Marvin K. Kaiser; and
  Terence J. Cryan.

What if a Nominee is unable or unwilling to serve?

Should any one or more of these Nominees become unable or unwilling to serve, which is not anticipated, the Board of Directors may designate substitute nominees, in which event the proxy representatives will vote proxies that otherwise would be voted for the named Nominees for the election of such substitute nominee or nominees.

How are Nominees elected?

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote FOR each of the Nominees. All proxies executed and returned without an indication of how shares of common stock should be voted will be voted FOR the election of all Nominees.

INFORMATION ON THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND
KEY EMPLOYEES

The following table and information that follows sets forth, as of June 22, 2010, the names, and positions of our directors and executive officers:

Name and Municipality of Residence	Current Office with Gryphon Gold	Principal Occupation Last Five Years	Director Since

John L. Key Gardnerville, Nevada	Chief Executive Officer, Director	Chief Executive Officer appointed July 21, 2008, General Manager Projects for the Teck Cominco organization from 1973 to 2004.	July 21, 2008

Donald W. Gentry Bella Vista, Arkansas	Director	President, Chief Executive Officer, Chairman and Director of PolyMet Mining Corporation, 1998 to 2003	July 18, 2005

Marvin K. Kaiser Mayfield, Kentucky	Director

Consultant to natural resource industry, Whippoorwill Consulting 2006 – Present, CFO, Executive VP, Chief Administrative Officer Doe Run Company 1993- 2006, CFO AMAX Gold, Inc 1989 to 1993, CFO, Senior VP Ranchers Exploration and Development Corporation 1969 to 1984.

Nov. 18, 2008

Terence J. Cryan Bronxville, NY	Director

Managing director at Paine Webber (Kidder,Peabody) and then served as Senior Managing Director at Bear Stearns & Co. Currently, Mr. Cryan serves as the Managing Director to Concert Energy Partners, LLC.

Sep. 3, 2009

Matthew A. Fowler* Spokane, WA	Chief Financial Officer	Chief Financial Officer appointed May 28, 2010. Leadership roles with Strata Partners, LLC, Octavius Capital Management, LLC, and Sharp Executive Associates, Inc.	—

* Subsequent to year-end, Bill Wilson resigned as our Chief Financial Officer and was replaced by Mr. Fowler.

The following is a description of the business background of the directors and executive officers of the Company.

John L. Key, 59, was appointed February 5, 2008 as Chief Operating Officer and has since been appointed President, CEO, and Director (July 21, 2008). Mr. Key is a graduate of the University of Missouri – Rolla with an M.S. in Mining Engineer. He possesses 32 years of extensive mining experience. He worked for the Teck Cominco organization from 1973 to 2004 during which time he was directly responsible for running, in succession, the Magmont, Polaris, and Red Dog mines and also served as General Manager Projects. Mr. Key oversaw over $300 million in capital expansions at Red Dog. His primary duties at Gryphon Gold are to review the potential for an oxide mine on the Borealis property, to work on the longer term opportunities for the sulphide ore resources and to review opportunities available to Gryphon Gold.

Mr. Key’s extensive mining experience, including his past experience in running mines for Teck Cominco, and his B.S. in Mining Engineering brings unique skills and experiences to the Board of Directors regarding the Company’s current focus on developing an oxide mine on the Borealis property. Accordingly, the Board believes that Mr. Key should continue to serve on the Board of Directors.

Donald W. Gentry, 67, Director, joined our board in July 2005 after retiring from PolyMet Mining Corporation as its President, Chief Executive Officer, Chairman and Director from 1998 to 2003. He is a retired Professor Emeritus of the Colorado School of Mines, having served that institution from 1972 to 1998 as Professor, Department Head and Dean of Engineering. He has an international reputation as a consulting mining engineer, professional educator and mining executive. His primary interests center on the financial aspects of project evaluation, investment decision analysis, project financing, and corporate investment strategies. He previously served as a Director of Santa Fe Pacific Gold Corporation, Newmont Mining Corporation, and Newmont Gold Company and currently is a Director of Golden Gryphon Explorations (a company which is unrelated to Gryphon Gold Corporation). He was elected President of the Society for Mining, Metallurgy and Exploration, Inc. in 1993 and the American Institute of Mining, Metallurgical and Petroleum Engineers in 1996 and to the National Academy of Engineering in 1996. He holds B.S., M.S. and PhD. degrees in mining engineering from the University of Illinois, Mackay School of Mines, and University of Arizona, respectively.

Mr. Gentry’s expertise as a consulting mining engineer, professional educator and mining executive, his past experience as an executive at PolyMet Mining and his B.S., M.S. and PhD. degrees in mining engineering from the University of Illinois, Mackay School of Mines, and University of Arizona, respectively, offer the Board of Directors invaluable insight into the development of mines and management of a development stage and producing mining company. This insight is valued by the Board of Directors regarding the Company’s current focus on developing an oxide mine on the Borealis property. Accordingly, the Board believes that Mr. Gentry should continue to serve on the Board of Directors.

Marvin K. Kaiser, 68, was appointed to our board on November 18, 2008. Mr. Kaiser graduated from Southern Illinois University-Carbondale and began his career in the field of public accounting becoming a Certified Public Accountant in 1965. His career in the natural resources industry began in 1969 with Ranchers Exploration and Development Corporation where he held various positions including Chief Financial Officer and Senior Vice President until the company was combined with Hecla Mining Company in 1984. Mr. Kaiser also served as Chief Financial Officer of AMAX Gold, Inc from 1989 until 1993 when AMAX Inc was combined with Cyprus Mining. Subsequent to leaving AMAX, Mr. Kaiser joined The Doe Run Company as Chief Financial Officer. At the time of his retirement from Doe Run in 2006, he held the positions of Executive Vice President and Chief Administrative Officer. Following his retirement, Mr. Kaiser formed Whippoorwill Consulting, LLC, which provides financial advisory services to the natural resources industry. He presently serves as a director of several publicly traded mining/exploration companies as well as The Southern Illinois University Foundation.

Mr. Kaiser’s expertise in providing financial advisory services to the natural resource industry, past experience as an financial executive in several prominent mining companies and his education as a certified public accountant brings a unique expertise to the Board of Directors in relation to the financial aspects of mine development and production. This insight is valued by the Board of Directors regarding the Company’s current focus on developing an oxide mine on the Borealis property and in Mr. Kaiser’s role as Chairman of the Audit Committee. Accordingly, the Board believes that Mr. Kaiser should continue to serve on the Board of Directors.

Terence J. Cryan, 47, was appointed to our board on September 3, 2009. Mr. Cryan graduated with honors from Tufts University in Medford, Massachusetts with a Bachelor of Arts degree in Economics/Political Science. He then attended the London School of Economics to earn his Masters of Science degree in Economics in December 1984. Mr. Cryan began his career in 1985 as a Portfolio Manager/Investment Officer for Chase Investment Management Corp in New York, NY. In 1987 he located to London, England with Lazard where he gained extensive knowledge of cross border corporate finance as well as mergers and acquisitions. Mr. Cryan’s career continued as a managing director at Paine Webber (following its acquisition of Kidder, Peabody) and then served as Senior Managing Director at Bear Stearns & Co. Mr. Cryan was also President & CEO to Medical Acoustics LLC from April 2007 to April 2010. Currently, Mr. Cryan serves as the Managing Director of Concert Energy Partners, LLC, an investment banking and private equity firm based in New York. Mr. Cryan has extensive experience as a director of a number of publicly traded companies.

Mr. Cryan’s extensive knowledge of cross border corporate finance as well as mergers and acquisitions and his Masters of Science degree in Economics, brings unique insight into the Company’s financing activities. This experience is important to the Board’s consideration of financing the development of an oxide mine on the Borealis Property. Accordingly, the Board believes that Mr. Cryan should continue to serve on the Board of Directors.

Matthew A. Fowler, 31, was appointed as our Chief Financial Officer effective May 28, 2010. Mr. Fowler has six years of investment, corporate finance and Securities and Exchange Commission (SEC) accounting experience. Over his career he has held leadership roles with Strata Partners, LLC a boutique Investment bank in Seattle, Washington, Octavius Capital Management, LLC a registered Investment adviser serving high net worth individuals and Sharp Executive Associates, Inc., an International Financial Consultancy assisting private, SEC and Toronto Stock Exchange (TSX) listed public companies with their accounting and regulatory compliance needs. During his career, Mr. Fowler has raised approximately $25 million of institutional capital for private equity investments, invested in numerous private equity transactions and drafted and finalized SEC and TSX documents for publicly listed companies. Mr. Fowler received an AB degree in economics and a Certificate in Accounting from the University of Washington.

Relationships between Directors and Officers

None of our executive officers or directors or key employees is related by blood, marriage or adoption to any other director or executive officer.

Arrangements between Directors and Officers

To our knowledge, there is no arrangement or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

Legal Proceedings, Cease Trade Orders and Bankruptcy

As of the date of this annual report, no director or executive officer of the Company and no shareholder holding more than 5% of any class of voting securities in the Company, or any associate of any such director, officer or shareholder is a party adverse to the Company or any of our subsidiaries or has an interest adverse to the Company or any of our subsidiaries.

No director or executive officer of the Company is, as at the date of this annual report, or was within 10 years before the date of this annual report, a director, chief executive officer or chief financial officer of any company (including the Company), that:

(a)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

No director or executive officer of the Company, and no shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company:

(a)

is, as at the date of this annual report, or has been within the 10 years before the date of this annual report, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(b)

has, within 10 years before the date of this annual report, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder;

(c)

has, within 10 years before the date of this annual report, been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(d)

has, within 10 years before the date of this annual report, been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C.78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C.1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

No director or executive officer of the Company, and no shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company has been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS STRUCTURE

General Structure

The Company’s current bylaws require the Board of Directors to have at least one (1) and no more than nine (9) Directors. The current Board is composed of four (4) directors.

Director Independence

We had four (4) directors at March 31, 2010, including three independent directors, as follows:

  John L. Key;
  Donald W. Gentry (independent);
  Marvin K. Kaiser (independent); and
  Terence J. Cryan (independent).

An “independent” director is a director whom the Board of Directors has determined satisfies the requirements for independence under the Sarbanes-Oxley Act of 2002, section 10A(m)(3) and under section 803A of the NYSE Amex Company Guide.

MEETINGS OF THE BOARD AND BOARD MEMBER ATTENDANCE
OF ANNUAL MEETING

During the fiscal year ended March 31, 2010, the Board held 7 meetings of the Board. None of the incumbent Directors attended fewer than 75% of the Board meetings held while they are a Director.

Board members are not required to attend the Annual Meeting. Last year 1 member of the Board attended the Annual Meeting.

COMMUNICATIONS TO THE BOARD

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Lisanna M. Lewis, Gryphon Gold Corporation, 711-675 West Hastings Street, Vancouver, BC V6B 1N2. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

DIVERSITY OF THE BOARD

The Company does not have a formal policy regarding diversity in the selection of nominees for directors. The Corporate Governance/Nominating Committee does however consider diversity as part of its overall selection strategy. In considering diversity of the Board as a criteria for selecting nominees, the Corporate Governance/Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Corporate Governance/Nominating Committee seeks persons with leadership experience in a variety of contexts and, among public company leaders, across a variety of industries. The Corporate Governance/Nominating Committee believes that this expansive conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance/Nominating Committee will assess the effectiveness of this approach as part of its annual review of its charter.

BOARD COMMITTEES

Our Board of Directors has established four board committees: an Audit Committee, a Compensation Committee, a Corporate Governance/Nominating Committee, and a Project Development, Environmental & Sustainability Committee.

The information below sets out the current members of each of Gryphon Gold’s Board committees and summarizes the functions of each of the committees in accordance with their mandates.

Audit Committee and Audit Committee Financial Experts

Our Audit Committee has been structured to comply with Canadian Multilateral Instrument 52-110-Audit Committees (MI 52-110) and Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is comprised of Don Gentry, Marvin Kaiser and Terence Cryan, of whom all are independent directors under MI 52-110, Section 10A-3 of the Exchange Act and the audit committee rules of the NYSE Amex. Marvin Kaiser is the Chairman of the Audit Committee. Marvin Kaiser satisfies the criteria for an audit committee financial expert under Item 407(d)(5) of Regulation S-K of the rules of the Securities and Exchange Commission.

The Audit Committee meets with management and Gryphon Gold’s external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee reviews Gryphon Gold’s significant financial risks, will be involved in the appointment of senior financial executives and will annually review Gryphon Gold’s insurance coverage and any off-balance sheet transactions.

The Audit Committee is mandated to monitor Gryphon Gold’s audit and the preparation of financial statements and to review and recommend to the board of directors all financial disclosure contained in Gryphon Gold’s public documents. The Audit Committee is also mandated to appoint external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to the Audit Committee and to the board of directors. The Audit Committee and board of directors each have the authority to terminate the external auditor’s engagement (subject to confirmation by stockholders). The Audit Committee will also approve in advance any services to be provided by the external auditors which are not related to the audit.

During the fiscal year ended March 31, 2010, the Audit Committee met 4 times. A copy of the Audit Committee charter can be found on the Company’s website at www.gryphongold.com.

Audit Committee Report

The Company’s Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors (the “Board”). The Committee has three members, each of whom is “independent” as determined under Rule 10A-3 of the Exchange Act, and the rules of the NYSE Amex. The Committee operates under a written charter adopted by the Board.

The Committee assists the Board by overseeing the (1) integrity of the Company’s financial reporting and internal control, (2) independence and performance of the Company’s independent auditors, (3) and provides an avenue of communication between management, the independent auditors, and the Board.

In the course of providing its oversight responsibilities regarding the 2010 financial statements, the Committee reviewed the 2010 audited financial statements, which appear in the 2010 Annual Report to Stockholders, with management and the Company’s independent auditors. The Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61, as superseded by Statement of Auditing Standard 114 – the Auditor’s Communication With Those Charged With Governance, as modified or supplemented.

The Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, as may be modified or supplemented.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended March 31, 2010. The Committee and the Board have also recommended the selection of Ernst & Young as independent auditors for the Company for the fiscal year ending March 31, 2011.

Submitted by the Audit Committee Members

Marvin Kaiser

Donald Gentry

Terence Cryan

Additional information relating to the Audit Committee is contained in the following sections of the Company’s Annual Report on Form 10-K for the year ended March 31, 2010: “Item 9 – Directors and Executive Officers” and “Item 14 – Principal Accountant Fees and Services”.

Compensation Committee

The Compensation Committee is comprised of Donald Gentry (chairman), Marvin Kaiser and Terence Cryan, all of whom are independent directors under the standards of the NYSE Amex. The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of Directors, executive officers and providing advice on compensation structures in the various jurisdictions in which Gryphon Gold operates. In addition, the Compensation Committee reviews both the overall salary objectives of Gryphon Gold and significant modifications made to employee benefit plans, including those applicable to directors and executive officers, and propose any awards of stock options, incentive and deferred compensation benefits.

During the fiscal year ended March 31, 2010, the Compensation Committee met 4 times. A copy of the Compensation Committee charter can be found on the Company’s website at www.gryphongold.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of Donald Gentry (chairman), Marvin Kaiser and Terence Cryan, all of whom are independent directors. The Corporate Governance and Nominating Committee is responsible for developing Gryphon Gold’s approach to corporate governance issues and compliance with governance rules. The Corporate Governance and Nominating Committee is also mandated to plan for the succession of Gryphon Gold, including recommending director candidates, review of board procedures, size and organization, and monitoring of senior management with respect to governance issues. The committee is responsible for the development and implementation of corporate communications to ensure the integrity of Gryphon Gold’s internal control and management information systems. The purview of the Corporate Governance and Nominating Committee also includes the administration of the board’s relationship with the management of Gryphon Gold, monitoring the quality and effectiveness of Gryphon Gold’s corporate governance system and ensuring the effectiveness and integrity of Gryphon Gold’s communication and reporting to stockholders and the public generally.

Shareholder nominees are subject to the same consideration as nominees selected by the Committee or the Board. The Committee does not have a set policy for whether or how stockholders are to recommend nominees for consideration by the Board. No shareholder or stockholders holding 5% or more of the Company’s outstanding stock, either individually or in aggregate, recommended a nominee for election to the Board.

All of the Nominees included on the proxy card accompanying this proxy statement were nominated by the Nominating Committee and were recommended by the Company’s current board of directors.

During the fiscal year ended March 31, 2010, the Corporate Governance and Nominating Committee did not meet. A copy of the Corporate Governance and Nominating Committee charter is available on the Company’s website at www.gryphongold.com.

Project Development, Environmental & Sustainability Committee

The Project Development, Environmental & Sustainability Committee is comprised of Donald Gentry, and John Key. The committee is to review and provide technical and commercial guidance for major project development plans, ensure management has appropriate systems in place to plan, implement and track performance of project development. The Committee shall establish environmental policy, monitor compliance and audit our performance relative to policy. The Committee shall establish health and safety policies monitor compliance and audit our practices and actions. The Committee shall establish policy for involving communities of interest in the design and implementation of project development towards sustainable mining development.

Director Compensation

	Fees
	Earned
	or Paid			Non-Equity
	in	Stock	Option	Incentive Plan	Non-Qualified	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)($)	($)	($)	($)	Earnings ($)	($)	($)
Donald Gentry	18,000	-	6,278	-	-	35,000	59,278(1)
Marvin Kaiser	18,000	-	6,278	-	-	35,000	59,278(2)
Terence Cryan	12,000	-	6,278	-	-	40,000	64,278(3)

(1)

$18,000 of fees has been paid in cash. 50,000 stock options, 37,500 have vested; 12,500 vest on June 16, 2010. $35,000 was accrued for special committee fees of which $17,500 was paid on March 31, 2010 and the remainder will be paid in April 2010.

(2)

18,000 of fees has been paid in cash. 50,000 stock options, 37,500 have vested; 12,500 vest on June 16, 2010. $35,000 was accrued for special committee fees of which $17,500 was paid on March 31, 2010 and the remainder will be paid in April 2010.

(3)

$12,000 of fees has been paid in cash. 50,000 stock options, 37,500 have vested; 12,500 vest on June 16, 2010. $40,000 was accrued for special committee fees of which $20,000 was paid on March 31, 2010 and the remainder will be paid in April 2010.

Compensation of Directors

Beginning April 1, 2008, each independent board member shall receive $1,500 per month. The fees cover attendance for all meetings, irrespective of the number of audit, compensation and board meetings. All fees have been paid through March 31, 2010.

On December 24, 2010, the board of directors approved the formation of a Special Committee consisting of Don Gentry, Marvin Kaiser and Terence Cryan, all of the board’s independent directors, for the purpose of advising the board on matters related to potential business combinations, and that the Special Committee shall, at its discretion, retain independent legal counsel. The Mr. Cryan, as chairman of the Special Committee, received a fee of $40,000 for his services and each Messrs. Kaiser and Gentry received $35,000 for his services.

Director Compensation Agreements

Gryphon Gold is a party to an employment contract for John Key. Pursuant to the agreement, he is entitled to compensation for termination of theirs employment in certain circumstances, including termination without cause and change of control. The employment agreements provide for the payment of compensation that will be triggered by a termination of the executive officer’s employment by either Gryphon Gold or the executive officer following a change of control of Gryphon Gold, or by Gryphon Gold at any time, other than for “cause.” In such event, each officer will be entitled to receive an amount equal to one year’s annual salary plus bonus (equal to the amount of bonus in the prior year) earned in the year of change of control, and existing benefits for a period of 12 months. The agreement with John Key includes limited non-competition and non-solicitation covenants for a period of 12 months following termination.

Except as described above, and the payment of directors’ fees, there are no service contracts of any director of Gryphon Gold and there is no arrangement or agreement made or proposed to be made between Gryphon Gold and any of its directors pursuant to which a payment or other benefit is to be made or given by way of compensation in the event of that officer’s resignation, retirement or other termination of employment, or in the event of a change of control of Gryphon Gold or a change in the director’s responsibilities following such change in control.

OTHER GOVERNANCE MATTERS

Board Leadership Structure

The Board of Directors has reviewed our company’s current Board of Directors leadership structure — which consists of a combined Chairman and Chief Executive Officer— in light of the composition of the Board of Directors, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s shareholder base, the Company’s peer group and other relevant factors, and has determined that a combined Chairman and Chief Executive Officer position is currently the most appropriate Board leadership structure for our company. The Board of Directors noted the following factors in reaching its determination:

  The Board acts efficiently and effectively under its current structure, where the Chief Executive Officer also acts as Chairman.
  A combined Chairman/Chief Executive Officer is in the best position to be aware of major issues facing the company on a day-to-day and long-term basis, and is in the best position to identify key risks and developments facing the Company to be brought to the Board’s attention.
  A combined Chairman/Chief Executive Officer position eliminates the potential for confusion and duplication of efforts, including among employees.
  A combined Chairman/Chief Executive Officer position eliminates the potential for confusion as to who leads the Company, providing the Company with a single public “face” in dealing with stockholders, employees, regulators, analysts and other constituencies.
  A substantial majority of the Company’s peer group utilizes a Board structure with a combined Chairman and Chief Executive Officer.

The Company does not have a lead independent director. Given the size of the Board of Directors, the Board of Directors believes that the presence of three independent directors out of the four Directors on the Board of Directors, each of whom sits on the Board’s committees, is sufficient independent oversight of the Chairman/Chief Executive Officer. The independent directors work well together in the current board structure and the Board of Directors does not believe that selecting a lead independent director would add significant benefits to the Board of Directors oversight role.

The Role of the Board in Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company.

Risk oversight begins with the Board of Directors and the Audit Committee. The Audit Committee is chaired by Marvin Kaiser and each of the Company’s three independent directors sits on the Audit Committee.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

At the management level, an internal audit provides reliable and timely information to the Board of Directors and management regarding the company’s effectiveness in identifying and appropriately controlling risks. Annually, management presents to the Audit Committee a report summarizing the review of the Company’s methods for identifying and managing risks.

The Company also has a comprehensive internal risk framework, which facilitates performance of risk oversight by the Board of Directors and the Audit Committee. Our risk management framework is designed to:

  Provide that risks are identified, monitored, reported, and priced properly;
  Define and communicate the types and amount of risk the Company is willing to take;
  Communicate to the appropriate management level the type and amount of risk taken;
  Maintain a risk management organization that is independent of the risk-taking activities; and
  Promote a strong risk management culture that encourages a focus on risk-adjusted performance.

Code of Conduct

We adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics summarizes the legal, ethical and regulatory standards that we must follow and will serve as a reminder to our directors, officers and employees, of the seriousness of that commitment. Compliance with this code and high standards of business conduct is mandatory for each of our employees.

The Code of Business Conduct and Ethics was filed with the SEC on February 10, 2006 as exhibit 14.1(2) to Form 10-QSB quarterly report for the quarter ending December 31, 2005. Further information and a copy of the Code of Business Conduct and Ethics is available on our website at www.gryphongold.com. Any future violations of the Code of Business Conduct and Ethics will be reported on our website at www.gryphongold.com.

Compensation Interlocks and Insider Participation

There were no compensation committee or board interlocks among the members of our Board.

Legal Proceedings

Neither we nor any of our properties, including the Borealis Property, are currently subject to any material legal proceedings or other regulatory proceedings to which any of our directors, officers, or affiliates, or any associate of any such director, officer, or affiliate, or securityholder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries, and to our knowledge no such proceedings are contemplated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors, and persons who beneficially own more than 10% of the Company’s common stock (“10% Stockholders”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors and 10% Stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely upon information provided to us by individual officers, directors and 10% Stockholders, we believe that all of these filing requirements were satisfied by our officers, directors, and 10% Stockholders in the fiscal year ended March 31, 2010.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to each of the individuals who served as our Principal Executive Officers and our two other most highly compensated employees (the “named executive officers”) for the fiscal years ended March 31, 2010 and 2009.

During the fiscal years ended March 31, 2010 and 2009, the Board authorized salary adjustments for directors, officers, and employees. These adjustments are indicated in the compensation table below. Further, the Board made stock and option grants to certain directors and executives to provide additional compensation, and the calculated value of such grants are indicated in the compensation table below.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $	Options Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation	Total

John Key, CEO	2010 2009	115,200 83,562			67,482 35,158				219,482(1) 118,720(2)

R. William Wilson, CFO	2010	84,051			2,407				86,458(3)

Michael Longinotti, former CFO	2010 2009	26,747 98,617			6,278 109,109			154,396	33,025(4) 362,122(5)

Gerald Baughman, former VP Business Development	2010 2009	55,000 95,000			22,057 10,506			50,000	127,057(6) 105,506(7)

(1)	$152,000 of grand total was received as cash, remaining $67,482 was recorded as non-cash stock compensation expense.
(2)	$83,562 of grand total was received as cash, remaining $35,158 was recorded as non-cash stock compensation expense.
(3)	$84,051 of grand total was received as cash, remaining $2,407 was recorded as non-cash stock compensation expense.
(4)	$26,747 of grand total was received as cash, $6,278 was recorded as non-cash stock compensation expense, remaining $50,000 was paid as severance.
(5)

$98,617 of grand total was received in cash, $109,109s recorded in non-cash stock compensation expense, $149,555 was accrued for severance pay which was paid in March 2010, and $4,841 was paid in consulting fees.

(6)	$55,000 of grand total was received as cash, remaining $22,057 was recorded as non-cash stock compensation expense.
(7)	$95,000 of grand total was received in cash, remaining $10,506 was recorded as non-cash stock compensation expense

Executive Compensation Agreements and Summary of Executive Compensation

Report on Executive Compensation

During the year ended March 31, 2010, the Company’s Compensation Committee was responsible for establishing compensation policy and administering the compensation programs of our executive officers. The amount of compensation paid by the Company to each of our officers and the terms of those persons’ employment is determined solely by the Compensation Committee. The Compensation Committee evaluates past performance and considers future incentive and retention in considering the appropriate compensation for the Company’s officers. The Company believes that the compensation paid to the Company’s directors and officers is fair to the Company.

Our Compensation Committee believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

Executive Compensation Agreements

Gryphon Gold is a party to an employment contract with John Key. Pursuant to the agreement Mr. Key is entitled to compensation for termination of his employment in certain circumstances, including termination without cause and change of control. The employment agreement provides for the payment of compensation that will be triggered by a termination of the executive officer’s employment by either Gryphon Gold or the executive officer following a change of control of Gryphon Gold, or by Gryphon Gold at any time, other than for “cause.” In such event, Mr. Key will be entitled to receive an amount equal to one year’s annual salary plus bonus (equal to the amount of bonus in the prior year) earned in the year of change of control, and existing benefits for a period of 12 months. The agreement with Mr. Key includes limited non-competition and non-solicitation covenants for a period of 12 months following termination.

Gryphon Gold was party to an employment contract with Gerald Baughman and it was terminated on March 7, 2010 contemporaneous with his resignation. The terms of this agreement were superseded by the Separation Agreement between Gryphon Gold and Mr. Baughman dated March 7, 2010 pursuant to which Gryphon Gold paid Mr. Baughman $50,000 to assist it during the transition period following his resignation.

Gryphon Gold is party to a consultant contract with Michael Longinotti. The agreement pays an hourly wage of Cdn$90/hour for any work preformed.

On January 6, 2010, effective January 1, 2010, Gryphon Gold entered into an interim consulting agreement with R. William Wilson for the provision of services as the Chief Financial Officer. Mr. Wilson reports to Gryphon Gold’s Chief Executive Officer and provide is compensated at a rate of $700 per day and a $1,500 per month insurance allowance. Mr. Wilson is also reimbursed for actual out-of-pocket expenses incurred in the provision of the above services. The interim consulting agreement provides for a bonus payment based on certain milestones being achieved.

Except as described above, and the payment of directors’ fees, there are no service contracts of any officer of Gryphon Gold and there is no arrangement or agreement made or proposed to be made between Gryphon Gold and any of its named executive officers pursuant to which a payment or other benefit is to be made or given by way of compensation in the event of that officer’s resignation, retirement or other termination of employment, or in the event of a change of control of Gryphon Gold or a change in the named executive officer’s responsibilities following such change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the stock options and stock appreciation rights granted to our named executive officers as of the fiscal year ended March 31, 2010.

Option Awards						Stock Awards
								Equity	Equity
								Incentive	Incentive
							Market	Plan	Plan
						Number	Value	Awards:	Awards:
						of	of	Number of	Market or
			Equity			Shares	Shares	Securities	Payout
			Incentive			or Units	or Units	Unearned	Value of
	Number of		Plan			of	of	Shares,	Unearned
	Securities	Number of	Awards:			Stock	Stock	Units or	Shares,
	Underlying	Securities	Number of			that	that	Other	Units or
	Unexercised	Underlying	Securities			have	have	Rights	Other
	Options (1)	Unexercised	Unexercise	Option	Option	not	not	That have	Rights that
	(#)	Options (#)	d Unearned	Exercise	Expiration	Vested	Vested	not Vested	Have not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	(#)	($)	(#)	Vested ($)

Michael Longinotti(1) Former Chief Financial Officer	100,000 200,000 37,500	- 12,500		Cdn$0.41 Cdn$0.41 US$0.22	8-Apr-13 1-Aug-13 9-Sept-14

Raymond W Wilson(2) Chief Financial Officer	25,000	75,000		US$0.20	19-Jan-15

John Key(3) Chief Executive Officer	150,000 262,500 150,000	87,500 50,000		Cdn$0.62 Cdn$0.41 US$0.22	11-Feb-13 1-Aug-13 9-Sept-14

Gerald Baughman(4) VP Business Dev.	150,000 37,500	50,000 12,500		Cdn$0.41 US$0.22	1-Aug-13 9-Sept-14

(1)	25,000 to vest June 16, 2010
(2)	75,000 to vest 25% each June 30, 2010; Sept 30, 2010; Dec 31, 2010.
(3)	87,500 to vest August 1, 2010.
(4)	50,000 to vest June 16, 2010

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.

EQUITY COMPENSATION PLANS

We have two equity compensation plans: the 2005 Stock Option Plan and the 2006 Omnibus Incentive Plan. Each plan has been approved by our stockholders.

Securities Authorized for Issuance

On March 29, 2005, our board of directors adopted a stock option plan which was approved by our stockholders on May 13, 2005. As of March 31, 2007 we had granted 3,000,000 stock options, of which 565,000 were forfeited and 107,500 were exercised, pursuant to the terms of our 2005 stock option plan with expiry dates to 2011. We may only issue up to 3,000,000 shares of common stock under the terms of the 2005 stock option plan.

On April 4, 2006 (amended July 24, 2006), the Board of Directors approved the 2006 Omnibus Incentive Plan, which increased the number of reserved shares of common stock for issuance to employees, officers, directors, consultants and advisors, from 3,000,000 to 7,000,000 shares. The 2006 Omnibus Incentive Plan was ratified by the stockholders at the company's annual general meeting on September 12, 2006, along with all options previously granted there under, pending such ratification.

On September 6, 2007, at the annual general meeting of the stockholders, the stockholders approved an increase in the number of shares of common stock issuable pursuant to the grant of stock options under the Omnibus Incentive Plan. After the shareholder approved increase, the 2006 Omnibus Incentive Plan authorizes the Company to grant 4,500,000 options and 1,000,000 restricted stock units. As of June 11, 2009 we had granted 7,782,000 stock options, of which 4,195,000 were forfeited, pursuant to the terms of our omnibus incentive plan as described below with expiry dates to 2014; 851,170 restricted stock units had been granted as of June 11, 2009, of which 142,750 have been forfeited and the equivalent of 42,500 were issued in cash pursuant to the terms of our omnibus incentive plan.

On September 8, 2009, at the special meeting of the shareholders, the shareholders approved an increase in the number of shares of common stock issuable pursuant to the grant of stock options under the Omnibus Incentive Plan. After the shareholder approved increase, the 2006 Omnibus Incentive Plan authorizes the Company to grant 6,000,000 options and 1,000,000 restricted stock units. As of June 22, 2010 we had granted 7,782,000 stock options, of which 4,195,000 were forfeited, pursuant to the terms of our omnibus incentive plan as described below with expiry dates to 2014; 851,170 restricted stock units had been granted as of June 11, 2009, of which 142,750 have been forfeited and the equivalent of 42,500 were issued in cash pursuant to the terms of our omnibus incentive plan.

We have no equity compensation plans in place that have not been approved by our shareholders. The table below shows securities issued under our equity compensation plans as of June 22, 2010.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted- average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	4,707,500(1)	$0.43*	1,814,080(2)
Equity compensation plans not approved by security holders	--	--	--
TOTAL	4,707,500	--	1,814,080
Consists of 230,000 outstanding options granted from the Stock Option Plan, and 4,477,500 outstanding options granted from the Omnibus Incentive Plan.
Consists of 1,522,500 options and 291,580 restricted stock units remaining under the Omnibus Incentive Plan.
*	Based on the March 31, 2010 exchange rate of Cdn$1.0158 equals US$1

2005 Stock Option Plan

Our 2005 Stock Option Plan provides that the total number of shares of common stock which may be issued pursuant to the 2005 Stock Option Plan shall not exceed 3,000,000 shares of common stock.

The 2005 Stock Option Plan is administered by the Compensation Committee, and has full and final authority with respect to the granting of options there under. Options may be granted under the 2005 Stock Option Plan to such directors, officers, employees or consultants of Gryphon Gold and its subsidiaries as the Compensation Committee may from time to time designate (referred to as a “participant”). Each option will generally entitle a participant to purchase one share of common stock during the term of the option upon payment of the exercise price. The exercise price of any options granted under the 2005 Stock Option Plan shall be determined by the Compensation Committee and may not be less than the market price of our common stock on the date of grant of the options (calculated in accordance with the rules of the Toronto Stock Exchange as the volume weighted average trading price for the five trading days preceding the date of grant). Gryphon Gold may provide financial assistance to eligible persons to purchase shares of common stock under the 2005 Stock Option Plan, subject to applicable law and the rules and policies of any securities regulatory authority or stock exchange with jurisdiction over the Corporation or a trade in its securities. Any financial assistance so provided will be repayable with full recourse and the term of any such financing shall not exceed the term of the option to which the financing applies.

The term of any options granted shall be determined by the Compensation Committee at the time of the grant but the term of any options granted under the 2005 Stock Option Plan shall not exceed ten years. If desired by the Compensation Committee, options granted under the 2005 Stock Option Plan may be subject to vesting provisions. Options granted under the 2005 Stock Option Plan are not transferable or assignable other than by will or otherwise by operation of law. In the event of death or disability of an option holder, options granted under the 2005 Stock Option Plan expire one year from the death or disability of the option holder.

Certain restrictions contained in the 2005 Stock Option Plan include:

  the number of shares of common stock which may be issued pursuant to the 2005 Stock Option Plan (or any other employee-related plan or options for service) to any one person may not exceed 5% of all the common shares issued and outstanding on a non-diluted basis from time to time; and
  the number of shares of common stock which may be issued pursuant to the 2005 Stock Option Plan (or any other employee-related plan or options for services) to insiders (as defined in the rules of the Toronto Stock Exchange to include generally directors, senior officers of Gryphon Gold or its subsidiaries or stockholders who own more than 10% of our common stock) during any twelve month period may not exceed 10% of the common stock issued and outstanding on a non-diluted basis from time to time (unless approval of disinterested stockholders has been obtained in accordance with the rules of the Toronto Stock Exchange).
  the number of shares of common stock which may be reserved for issuance in respect of options granted to insiders pursuant to the 2005 Stock Option Plan (or any other employee-related plan or options for service) may not exceed 10% of the common stock issued and outstanding on a non- diluted basis from time to time unless approval of disinterested stockholders has been obtained in accordance with the rules of the Toronto Stock Exchange).

Gryphon Gold’s board of directors may at any time terminate or amend the 2005 Stock Option Plan in any respect, provided however, that the board may not, without the approval of the stockholders, amend the 2005 Stock Option Plan or any option granted thereunder in any manner that requires shareholder approval under applicable law or the rules and policies of any stock exchange or quotation system upon which the common shares are listed or quoted.

2006 Omnibus Incentive Plan

The Omnibus Plan authorizes 6,000,000 shares of common stock and 1,000,000 shares of restricted stock for issuance to officers, directors, employees and consultants. For a description of the Omnibus Plan see below.

Summary of Outstanding Options and Awards

The following table sets out the total number of shares of common stock reserved for issuance under the 2005 Stock Option Plan and the Omnibus Incentive Plan in respect of outstanding options and awards and in respect of options and awards available for issuance as of June 22 2010.

	Number of Shares	% of Outstanding Shares(1)
Options outstanding under the 2005 Stock Option Plan(2)	230,000	**
Options outstanding under the Omnibus Incentive Plan	4,277,500	4.78%
Awards outstanding under the Omnibus Incentive Plan	-	-
Options available for issuance under the Omnibus Incentive Plan	1,722,500	1.93%
Awards available for issuance under the Omnibus Incentive Plan	291,580	**

**- denotes percentage less than 1%
(1) Calculated based on 87,935,132 shares outstanding as of June 22, 2010.
(2) No further options will be granted under the 2005 Stock Option Plan.

Omnibus Incentive Plan

The following is a summary of important Omnibus Plan provisions. It is not a comprehensive discussion of all of the terms and conditions of the Omnibus Plan. The information provided below may be modified or altered by some provisions in the Omnibus Plan. A copy of the Omnibus Incentive Plan is available under the Company’s profile at www.sedar.com or www.sec.gov, as an attachment to last year’s Proxy Statement dated August 18, 2006.

Purpose
The purpose of the Omnibus Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Persons Eligible
Any employee, officer, director, consultant, independent contractor, or director of or providing services to the Company or any parent, affiliate, or subsidiary of the Company is eligible to designate a participant in the Omnibus Plan. However, stock option grants may only be granted to full- or part-time employees, officers, or directors of the Company or one of its subsidiaries.

Administration
The Omnibus Plan is administered by the Company’s Compensation Committee, or such other committee as the Board may assign administrative responsibility in the best interests of the Company. The administering committee (the “Committee”) has the power to: (i) designate Omnibus Plan participants; (ii) determine the type or types of awards to be granted to participants under the Omnibus Plan; (iii) determine the number of shares to be covered by each award; (iv) determine the terms and conditions of any award or award agreement; (v) amend the terms and conditions of any award or award agreement and accelerate the exercisability of any option or waive any restrictions relating to any award; (vi) determine whether and to what extent, and under what circumstances, awards may be exercised in cash, shares of the Company, promissory notes (which don’t conflict with the provisions of the Sarbanes-Oxley Act), other securities, or other property, or may be canceled, forfeited, or suspended; (vii) interpret and administer the Omnibus Plan and any awards or award agreements thereunder; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate to administer the Omnibus Plan; (ix) made any determination with respect to the termination of options and awards upon termination or cessation of employment of a Participant, upon a director ceasing to serve on the board of directors of the Company or upon any person ceasing to provide services to the Company; (x) make any other determination or take any other action that the Committee deems necessary or desirable to the administration of the Omnibus Plan.

Shares Available under the Omnibus Plan
The aggregate number of shares available to be issued under the Omnibus Plan will be 7,000,000 shares of common stock, which represents 7.83% of the issued and outstanding shares. Of the aggregate total, the number of shares available for granting incentive stock options will be 6,000,000 and the number of shares available for restricted stock grants and restricted stock units is 1,000,000—both subject to adjustment under the Omnibus Plan’s anti-dilution provisions. The number of shares available for issuance in respect of awards (other than incentive stock options, restricted stock and restricted stock units), may not exceed the difference between 7,000,000 and the aggregate number of shares reserved for issuance in respect of incentive stock options, restricted stock and restricted stock units, less the number of shares issued upon exercise of such incentive stock options, restricted stock and restricted stock units.

Limitations on Awards to Insiders
Awards in any form to Company insiders (generally, directors, officers, and 10% stockholders) are limited under the Omnibus Plan. No award shall be granted under the Omnibus Plan which may result in the aggregate number of common shares of the Company issued to insiders as a group pursuant to the terms of awards previously granted within any one-year period, and issuable to insiders, at any time under the Omnibus Plan and any other security based compensation arrangement of the Company exceeding 10% of the common shares of the Company issued and outstanding at the relevant time. In addition, no award may be granted under the Omnibus Plan which may result in the aggregate number of common shares issuable to any insider at any time under the Omnibus Plan or any other security based compensation plan arrangement of the Company exceeding 5% of the common shares of the Company issued and outstanding at the relevant time.

Options
The exercise price of options granted under the Omnibus Plan is determined by the Committee provided that the exercise price may not be less than 100% of the fair market value of a share on the date of the grant.

The term of each option shall be fixed by the Committee at the time of the grant, but may not exceed 10 years. The Committee also determines the vesting schedule of options and the method in which payment of the exercise price may be made.

The aggregate fair market value of incentive stock options granted under the Omnibus Plan which become exercisable by any participant during any calendar year may not exceed $100,000 in aggregate fair market value. Incentive stock options granted under the Omnibus Plan terminate no later than 10 years after the date of grant, except incentive stock options granted to 10% stockholders terminate 5 years after the date of grant. Incentive stock options must have an exercise price of at least 100% of the fair market value, but incentive stock options granted to 10% stockholders will have an exercise price of at least 110% of the fair market value.

“Fair market value” is defined under the Omnibus Plan to mean fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair market value of a share as of a given date shall be, if the shares are then listed on the Toronto Stock Exchange, the volume weighted average trading price of one share as reported on the Toronto Stock Exchange for the five trading days immediately preceding such date.

Stock Appreciation Rights
The Committee is authorized to grant Stock Appreciation Rights to eligible persons subject to the terms of the Omnibus Plan. Each Stock Appreciation Right granted under the Omnibus Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares equal to the excess of (a) the fair market value of one share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the fair market value of one share on the date of grant of the Stock Appreciation Right.

Options may not be converted into Stock Appreciation Rights, except at the discretion of the Committee which has the power to substitute any award granted under the Omnibus for any other award available under the Omnibus Plan, subject to and pursuant to the terms of the Omnibus Plan.

Restricted Stock
The Committee is authorized to grant Restricted Stock to eligible persons under the Omnibus Plan. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

Restricted Stock Units
The Committee is authorized to grant Restricted Stock Units to eligible persons under the Omnibus Plan. A Restricted Stock Unit award will be subject to a Restricted Stock Unit Award Agreement containing such terms and conditions, not inconsistent with the provisions of the Omnibus Plan, as the Committee determines.

Performance Awards
The Committee is authorized to grant Performance Awards to eligible persons subject to the terms of the Omnibus Plan. A Performance Award granted under the Omnibus Plan (i) may be denominated or payable in cash, shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Omnibus Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

Other Stock Grants
The Committee is authorized, subject to the terms of the Omnibus Plan, to grant to eligible persons shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Omnibus Plan.

Forms of Payment under Awards
Subject to the terms of the Omnibus Plan, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments. Gryphon Gold may provide financial assistance to eligible persons to purchase shares of common stock under the Incentive Plan, subject to applicable law and the rules and policies of any securities regulatory authority or stock exchange with jurisdiction over the Corporation or a trade in its securities. Any financial assistance so provided will be repayable with full recourse and the term of any such financing shall not exceed the term of the option to which the financing applies.

Limits on Transfer of Awards
No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company is not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may transfer a Non-Qualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 or successor to such Instructions or such Form) at any time that such Participant holds such Option, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer, provided, further, that, if so determined by the Committee, and except in the case of an Incentive Stock Option, Awards may be transferable as determined by the Committee. Except as otherwise determined by the Committee (for awards other than an Incentive Stock Option), each Award or right under any such Award is exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee (for Awards other than an Incentive Stock Option), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof is void and unenforceable against the Company or any Affiliate.

Term of Awards
Subject to the terms of Omnibus Plan, the term of each Award shall be for such period as may be determined by the Committee. Whether Options, Restricted Stock Units (“RSUs”) or other Awards terminate on termination of employment is determined by the Committee in the context of each grant. The Committee may adopt policies from time to time in respect of termination provisions on termination of employment. Generally, Options and RSUs terminate upon termination of employment as follows:

(A)	Upon retirement, the Options and RSU’s which have vested at the date of retirement will continue to be exercisable until the original expiry date.
(B)

Upon termination of employment or service for any reason that does not involve cause or a breach of a contractual commitment owing to the Company, the Options and RSU’s which vested on the date of such termination will continue to be exercisable for a period of 30 days from the termination date, unless extended by the Committee, and lapse immediately thereafter.

(C)	Upon termination of employment or service by the Company for cause or a breach of a contractual commitment owing to the Company, the Options and RSU’s lapse immediately upon termination.
(D)

Upon death or disability, the Options and RSU’s may, depending on the individual grant, either become fully exercisable (also referred to as fully vested) at the time of death or disability and continue to be exercisable for a period of 12 months (or longer, but in no event beyond the original expiry date) following death or disability, or only the Options and RSU’s which were exercisable (also referred to as vested) within a period of up to 90 days following death or disability continue to be exercisable for a period of 12 months following death or disability (or longer, but in no event beyond the required expiry date).

Additional Conditions in Connection with Awards Granted to Participants Employed in Canada
Notwithstanding any other provision of the Omnibus Plan, the following additional terms, conditions and restrictions apply to Awards granted to Participants employed in Canada:

Options

(A)	Payment by the Participant of the exercise price with respect to an Option may not be made in Shares.
(B)

Upon the exercise of an Option the sole form in which payment to the Participant may be made by the Company shall be in Shares, unless the Company offers the Participant the right to elect to receive cash or other consideration in lieu of Shares and the Participant, in its sole discretion, so elects.

(C)

The Committee may not cancel an Option and pay to the Participant cash in the amount of the excess of the fair market value of the Shares over the excise price unless the Participant, in its sole discretion, agrees to receive cash in lieu of Shares.

(D)

Tax withholding obligations may not be satisfied by the Participant electing to have the Company withhold Shares otherwise to be delivered upon exercise of an Option or by the Participant delivering Shares to the Company.

(E)

No undertakings shall be given by the Company, any person or partnership non-arm’s length with the Company or any partnership or trust of which the Company or a non- arm’s length person is a member or beneficiary, and no agreement shall be entered into by any such person with the Participant, with respect to any Shares held by the Participant, including any agreement or undertaking relating to the redemption, acquisition or cancellation of the Shares or the reduction of the Company’s paid-up capital.

Restricted Stock Unit Awards
Restricted Stock Unit Awards shall be settled in Shares, unless the Company offers the Participant the right to receive cash in lieu of Shares and the Participant, in its sole discretion, so elects.

Restricted Stock
Participants employed in Canada are not eligible to receive a grant of Restricted Stock pursuant to Section 6(c) of the Omnibus Plan.

Other Awards
With respect to any other Award granted to a Participant employed in Canada, the Committee shall have the right, but not the obligation, to take account of Canadian income tax considerations in determining the terms and conditions of the Award or any other amendment thereto.

Amendment of the Omnibus Plan
Subject to some matters which require shareholder approval (as discussed below), the Board may amend, without shareholder approval, the Omnibus Plan at any time, including amending any of the provisions of the Omnibus Plan relating to:

(A)	The persons who are eligible for the grant of awards;
(B)	The authority of the Committee and the Board in respect of the grant of Awards;
(C)	The extension of the term of any award, provided the term of any Option shall not be more than ten years from the date of grant;
(D)	The procedure for the tendering of a notice of exercise of awards and the exercise of awards;
(E)	The adjustment in shares in the event that the authorized capital of the Company as presently constituted is consolidated into a lesser number of Shares or subdivided into a greater number of Shares;
(F)	The interpretation by the Board of any questions of interpretation of the Omnibus Plan;
(G)	The determination of the exercise price of the options;
(H)

The text of any part of the Plan to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent the Committee shall deem desirable to carry its Plan into effect; and

(I)	Any other matter which does not expressly require the approval of stockholders of the Company as provided below.

Subject to regulatory approval and the limitations below, the Board may amend, without shareholder approval, the terms of any outstanding Award provided that the terms of such amendment are made in accordance with the Omnibus Plan;

Subject to regulatory approval, the Board may amend any of the provisions of the Omnibus Plan relating to the following, provided the Board obtains the approval of the stockholders of the Company in respect thereof:

(A)	The limitations on grants of Options to Insiders, and the number of Shares that may be reserved for issuance to Insiders;
(B)	The maximum number of shares reserved for issuance upon exercise of awards granted under the Omnibus Plan; or
(C)	The reduction in the exercise price or an extension of its term beyond the original expiry date, of any Award held by an insider.

None of the amendments listed above may, without the consent of any holder of awards under the Omnibus Plan, be made if such amendment will have the effect of impairing, derogating from or otherwise adversely affecting such holder’s rights under the Omnibus Plan, unless additional similar rights comparable thereto, or other compensation of equal or greater value, is given to such holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following tables set forth information as of June 22, 2010 regarding the ownership of our common stock by:

  each person who is known by us to own more than 5% of our shares of common stock; and
  each named executive officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 87,935,132 shares of common stock outstanding as of June 22, 2010.

For the purposes of the information provided below, shares subject to options and warrants that are exercisable within 60 days following June 22, 2010 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to these tables, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Principal Stockholders

As of March 31, 2010
Name and Address of Beneficial Owner (1)	Shares	Percent
Gerald & Fabiola Baughman (2) 197 North Argyle Court Reno, Nevada 89511	8,750,000(2)	9.76%(2)
Top Gold AG M V K (3) Landstrasse 14 9496 Balzers Principality of Liechtenstein	11,350,000(3)	12.7%(3)

(1)

Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned. Figures shown are on a non-diluted basis.

(2)

8,750,000 common shares beneficially owned by the Baughmans, as joint tenants with rights of survivorship, is comprised of 8,500,000 shares of common stock of Gryphon Gold, 250,000 shares acquirable upon exercise of options and 1,840,750 shares of common stock of Gryphon Gold that are issuable upon conversion of a $5,000,000, convertible note, subject to a cap on conversion at 9.99% of the issued and outstanding.

(3)	The Investment Advisor with ultimate voting and dispositive power is Luxor Asset Management Trust reg., Balzers, which is represented by Mr. Martin Frick, Balzers.

Security Ownership of Management

Name and Address of Beneficial Owner(1)	Shares	Percent

Michael Longinotti Former Chief Financial Officer Suite 711, 675 West Hastings Street Vancouver, BC V6B 1N2	520,500(2)	0.58%(2)
Raymond W Wilson Chief Financial Officer 5490 Longley Lane Reno, NV 89511	25,000(3)	-
John Key Chief Executive Officer 5490 Longley Lane Reno, NV 89511	562,500(3)	0.63%(3)
Gerald Baughman 5490 Longley Lane, Reno, NV 89511	8,687,500(4)	9.76%(4)
All directors and executive officers as a group (5 persons)	9,613,000	10.57%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned.

(2)	Includes vested options exercisable to acquire 275,000 shares of common stock.
(3)	Includes vested options exercisable to acquire 250,000 shares of common stock.
(4)	Includes vested options exercisable to acquire 188,750 shares of common stock.
(5)	Includes vested options exercisable to acquire 162,500 shares of common stock.
(6)

Includes vested options exercisable to acquire 50,000 shares of common stock and 1,840,750 shares of common stock of Gryphon Gold that are issuable upon conversion of a $5,000,000, convertible note, subject to a cap on conversion at 9.99% of the issued and outstanding.

(7)

Includes vested options exercisable to acquire 901,250 shares of common stock, and 1,840,750 shares of common stock of Gryphon Gold that are issuable upon conversion of a $5,000,000, convertible note, subject to a cap on conversion at 9.99% of the issued and outstanding

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

As of June 22 2010, we had approximately 2,000 stockholders of record of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the transactions described below, none of our directors, senior officers or principal shareholders, nor any associate or affiliate of the foregoing have any interest, direct or indirect, in any transaction, since the beginning of the fiscal year ended March 31, 2010, or in any proposed transactions, in which such person had or is to have a direct or indirect material interest.

Effective August 5, 2008, we entered into an option agreement with Gerald W. Baughman and Fabiola Baughman to amend the $5 million face value note payable to them at a cost of $35,000. Gerald W. Baughman is an executive officer of the Company. The option period is twelve months and extendable for another six months for an additional $35,000. At the time the option is exercised, the note payable will be reduced by $2.5 million by a payment of $500,000 in cash and 4,000,000 common shares. Upon exercise of the option, the conversion rate of the remaining $2.5 million note payable would be amended to $0.70 per common share until March 30, 2009, $0.80 per common share until March 30, 2010, and the maturity date would be extended from March 30, 2010 to March 30, 2012 and secured by certain exploration properties. We may exercise the option if the royalty on the Borealis property has been fixed at 5% or lower, and there is an arrangement to merge the Company or the financing of a mine on the Borealis property has been completed.

On February 5, 2010, we amended the terms of the option and then exercised the option, reducing the principal amount of the note payable to $2,500,000. See Note 9 to the financial statements.

Related party transactions are reviewed and approved by the Board of Directors.

Purchases of Securities

During and subsequent to the fiscal year ending March 31, 2010, no officers, directors and 10% shareholders of Gryphon Gold purchased securities of Gryphon Gold.

Other than compensatory arrangements described under “Executive Compensation” and the transactions described above, we have had no other transactions, directly or indirectly, during the past fiscal year with our directors, senior officers or principal shareholders, or any of their associates or affiliates in which they had or have a direct or indirect material interest.

PROPOSAL 2 — RATIFICATION OF
THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

The Audit Committee has selected decoria-maichel-teague (“dm-t”) to be its Independent Registered Public Accounting Firm for the current fiscal year ending March 31, 2011.

This proposal seeks shareholder ratification of the appointment of decoria-maichel-teague (“dm-t”).

INFORMATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst and Young LLP was the Independent Registered Public Accounting Firm for the Company in the fiscal years ended March 31, 2010, 2009, 2008, 2007 and 2006.

The Company does not expect that a representative from Ernst & Young will be at the Annual Meeting. If a representative of Ernst & Young does attend the Annual Meeting, they will be given an opportunity to make a statement, should they choose to do so. The Company does not know if the representative, if one does attend the Annual Meeting, would make himself or herself available for questions at the Annual Meeting.

Audit Fees

The aggregate fees billed by the Company's auditors for professional services rendered in connection with the audit of the Company's annual consolidated financial statements for fiscal 2010 and 2009 and reviews of the consolidated financial statements included in the Company's Forms 10-K for fiscal 2010 and 2009 were $95,983 and $99,500, respectively.

Audit-Related Fees

The aggregate fees billed by the Company's auditors for any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees" above for fiscal 2010 and 2009 were nil and nil, respectively.

Tax Fees

The aggregate fees billed by the Company's auditors for professional services for tax compliance, tax advice, and tax planning for fiscal 2010 and 2009 were $18,576 and $20,350, respectively.

All Other Fees

The aggregate fees billed by the Company's auditors for all other non-audit services rendered to the Company, such as attending meetings and other miscellaneous financial consulting, for fiscal 2010 and 2009 were nil and nil, respectively.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

Our audit committee approves all services provided by our independent accountant.

The Board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm. All proxies executed and returned without an indication of how shares of common stock should be voted will be voted FOR the appointment of the independent registered public accounting firm.

PROPOSAL 3 — APPROVAL OF THE OPTION CONSIDERATION RESOLUTION

What am I voting on?

You are voting to approve the issuance of 1,500,000 shares of common stock of the Company (the “Consideration Shares”) to Gerald W. Baughman and Fabiola Baughman as holders of the 5% $5 million principal amount convertible note of the Company (the “Debtholders”) pursuant to the option consideration agreement between the Company and the Debtholders dated February 5, 2010 (the “Option Consideration Agreement”) subject to the approval of the stockholders of the Company (the “Option Consideration Resolution”).

Why is the Option Consideration Resolution being presented for a vote of stockholders?

The Option Consideration Resolution is being presented for a vote of the Company’s stockholders to satisfy the requirements of the Toronto Stock Exchange in relation to the approval of the exchange of the issuance of the Consideration Shares. The stockholder approval requirements of the Toronto Stock Exchange are applicable to the issuance of the Consideration Shares as Gerald W. Baughman (one of the Debtholders) was an "insider" of the Company (as defined under the requirements of the Toronto Stock Exchange) at the relevant time and the aggregate number of shares issued and issuable to the Debtholders under the terms of the Option Agreement and the amendment described below exceeded 10% of the Company's outstanding common stock.

What vote is required to approve the Option Consideration Resolution?

In accordance with the requirements of the Toronto Stock Exchange and the Company’s bylaws, the Option Consideration Resolution must be approved by a majority of the voting shares present at the Annual Meeting, excluding votes attached to shares of common stock owned or controlled by either or both Debtholders.

Background to the Option Consideration Resolution

On August 5, 2008, the Company entered into an Option Agreement with the Debtholders. The Option Agreement, as amended, provided the Company with an option, exercisable prior to February 5, 2010, to restructure the 5% $5 million principal amount Convertible Note due March 31, 2010 associated with the purchase of Nevada Eagle Resources LLC on August 21, 2007. Under the terms of the Option Agreement, half of the $5.0 million principal amount ($2.5 million) could be repaid by converting $2 million into four million shares of common stock of the Company (effectively at $0.50/share of common stock) and making a $500,000 cash payment. The $2.5 million balance of principal amount would convert into a secured convertible note ( referred to as the “Convertible Note due March 30, 2012”), convertible at $0.70/share for the first year (from the exercise date of the option) and escalating by $0.10/share per year until maturity in March 30, 2012. In accordance with the requirements of the Toronto Stock Exchange, shareholders of the Company (with the Debtholders abstaining) approved on October 8, 2009 the issuance of up to 7,571,429 shares to the Debtholders under the terms of the Option Agreement (including 3,571,429 shares issuable upon conversion of the Convertible Note due March 30, 2010).

By agreement dated February 5, 2010 (“Amendment No. 1” to the Option Agreement”), the Debtholders agreed to a waiver of the conditions precedent to the exercise by the Company of its rights under the Option Agreement as a result of the Company entering into the Option Consideration Agreement between the Company and the Debtholders, pursuant to which the Company agreed to: (i) issue to the Debtholders the Consideration Shares for entering into Amendment No. 1 (including the waiver of certain conditions to the Option Agreement, thereby permitting the exercise by the Company of its rights under the Option Agreement effective February 5, 2010); and (ii) amend the conversion price of the Convertible Note due March 30, 2012 in the principal amount of US$2,500,000 issued to the Debtholders on February 5, 2010 (in replacement of and as a result of the amendment to the Convertible Note due March 30, 2010) as further described below.

The Company exercised the Option Agreement on February 5, 2010. As a result, the Convertible Note due March 30, 2010 was replaced with the Convertible Note due March 30, 2012) such that:

(a)

US$2,500,000 of principal of the Convertible Note due March 30, 2010 was repaid by the issuance of 4,000,000 shares of common stock and payment of US$500,000 (evidenced by a note due by February 19, 2010);

(b)

the maturity date of the Convertible Note due March 30, 2010 (as a result of its replacement with the Convertible Note due March 30, 2012) was extended to March 30, 2012 for the balance of the US$2,500,000 principal amount (which obligations are guaranteed by a wholly-owned subsidiary of the Company); and

(c)

the conversion price of the Convertible Note due March 30, 2010 (as a result of its replacement with the Convertible Note due March 30, 2012) was amended to US$0.80 per share if converted between February 5, 2010 through March 30, 2010; US$0.90 if converted between March 30, 2010 through March 30, 2011; US$1.00 if converted between March 31, 2011 through March 31, 2012. (The Convertible Note due march 30, 2012) also includes mandatory conversion provisions in certain circumstances).

Under the terms of the Option Consideration Agreement, and as consideration for the Debtholders’ covenants under Amendment No. 1, the Company agreed (subject to approval of the Toronto Stock Exchange and of the Company’s shareholders) to the issuance of the Consideration Shares and the reduction of the conversion price under the Convertible Note due March 30, 2012 to US$0.60 per share for the period from February 5, 2010 to March 30, 2010; US$0.70 per share for the period March 31, 2010 to March 30, 2011 and US$0.80 per share thereafter until maturity (March 30, 2012).

In connection with the Company’s sale of its 100% interest in Nevada Eagle Resources LLC to Fronteer Development (USA) Inc. (“Fronteer”), Fronteer assumed all obligations of the Company under the Convertible Note due March 30, 2012.

Notwithstanding Fronteer’s assumption of the Company’s obligations under the Convertible Note due March 30, 2012, the Company continues to be subject to the obligation to issue the Consideration Shares. Amendment No. 1 to the Option Agreement provides for the issuance of a 12-month interest bearing (5%) promissory note in the principal amount of $300,000 to the Debtholders in the event approvals of the Toronto Stock Exchange and the Company’s shareholders for the issuance of the Consideration Shares is not obtained by August 22, 2010.

The Debtholders hold 8,500,000 of shares of common stock.

Gerald Baughman resigned as an officer and director of the Company effective March 7, 2010.

Option Consideration Resolution

The Shareholders are asked to consider and approve the Option Consideration Resolution which will authorize the issuance of 1,500,000 shares of common stock to the Debtholders (described above as the Consideration Shares), eliminating the Company’s obligation to issue a 12-month interest bearing note in the aggregate principal amount of $300,000.

The Board recommends a vote FOR the Option Consideration Resolution. All proxies executed and returned without an indication of how shares of common stock should be voted will be voted FOR the Option Consideration Resolution.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matter that will come before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON AUGUST 20, 2010.

Under rules recently adopted by the SEC, we are now furnishing proxy materials on the Internet. The 2010 Annual Report and this Proxy Statement can be accessed on the following website www.envisionreports.com/GYPH. Directions for attending the Annual Meeting can also be found at this website.

By Order of the Board of Directors,

/s/ Lisanna M. Lewis

Lisanna M. Lewis
Secretary

Vancouver, BC
July 6, 2010

GRYPHON GOLD CORPORATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

## Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

| Nominee | For | Withhold |
|---|---|---|
| 01 - John L. Key | ☐ | ☐ |
| 02 - Donald W. Gentry | ☐ | ☐ |
| 03 - Marvin K. Kaiser | ☐ | ☐ |
| 04 - Terence J. Cryan | ☐ | ☐ |

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 2. **RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM** This proposal seeks shareholder ratification of the appointment of decoria-maichel-teague (dm-t). | ☐ | ☐ | ☐ |
| 3. **APPROVE ISSUANCE OF CONSIDERATION SHARES TO DEBTHOLDERS** The issuance of 1,500,000 shares of common stock to the Debtholders (described as the Consideration Shares), eliminating the Company's obligation to issue a 12-month interest bearing note in the aggregate principal amount of $300,000. | ☐ | ☐ | ☐ |

### B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X 0 2 6 1 9 2 2

017Q0D

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

GRYPHON GOLD CORPORATION

## Proxy — Gryphon Gold Corporation

## Notice of 2010 Annual Meeting of Stockholders

**5490 Longley Lane, Reno NV, 89511**
**Proxy Solicited by Board of Directors for Annual Meeting — August 20, 2010**

Lisanna Lewis, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Gryphon Gold Corporation to be held on August 20, 2010 or at any postponement or adjournment thereof.

**In their discretion to the extent authorized by applicable law, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

**If this proxy is properly executed and returned, the shares of the undersigned will be voted at the Annual Meeting of Stockholders in accordance with the votes marked hereon. If votes are not specified hereon, the shares will be voted FOR all nominees in Item 1 and FOR Items 2 and 3.**

(Items to be voted appear on reverse side.)